Exhibit 99.1

June 11, 2018

Dear Shareholder,

In recent weeks we have received inquiries from shareholders asking when BankGuam Holding Company (the “Company”) will hold its 2018 annual shareholder meeting. Earlier this year, we announced that disagreements with our former independent registered public accounting firm had resulted in the firm’s dismissal. Fortunately, we were able to engage our previous independent registered public accounting firm, Squar Milner LLP (“Squar Milner”), to audit the Company’s consolidated financial statements for the year ended December 31, 2017. Due to the additional time needed for Squar Milner to conduct its audit of our 2017 financial statements, and in order to provide shareholders with an annual report with audited financial statements for 2017, we have delayed the date of the 2018 annual shareholder meeting while Squar Milner conducts its audit.

Squar Milner has been registered with the Public Company Accounting Oversight Board since 2003 and is one of the top 50 accounting firms in the United States. Previously, Squar Milner audited the Company’s financial statements from 2011 to 2016. For additional information about our decision to dismiss our former auditor and to engage Squar Milner, please visit our website at https://www.bankofguam.com//custom/fi/bankofguam/fb/disclosure/SEC-8k-04.18.18.pdf.

We expect to announce the record and meeting dates for the 2018 annual shareholder meeting when Squar Milner nears completion of its audit of our 2017 financial statements. Shareholders of record as of the record date will receive notice of the meeting and a proxy statement describing the matters to be voted on. We advise you to read the proxy statement when it is available, as it will contain important information. You will also be able to access the proxy statement and other documents we file with the SEC on our website (www.bankofguam.com) and on the SEC’s website (www.sec.gov), both free of charge.

We truly appreciate your patience as we work to complete the audit of our 2017 financial statements. We will provide further information and details when available.

Sincerely,

/s/ Joaquin P.L.G. Cook

Joaquin P.L.G. Cook

Interim President & Chief Executive Officer